Exhibit (g)(3)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

THE BANK OF NEW YORK

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF February 8, 2008

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of January 1, 2007 (the "Custodian Agreement"):

A.	ADDITIONAL CUSTODIANS
	CUSTODIAN	PURPOSE
	BANK OF NEW YORK	FICASH
FITERM
B.	SPECIAL SUBCUSTODIANS:
	SUBCUSTODIAN	PURPOSE
	BANK OF NEW YORK	FICASH
	CHEMICAL BANK, N.A.	THIRD PARTY REPURCHASE AGREEMENTS*
	CITIBANK, N.A.	GLOBAL BOND CERTIFICATES**

____________________________
* Chemical Bank, N.A. will act as Special Subcustodian with respect to third party repurchase agreements for the following Portfolios only:

Fund	Portfolio
FIDELITY INSTITUTIONAL CASH PORTFOLIOS	U.S. TREASURY PORTFOLIO II
FIDELITY HEREFORD STREET TRUST	SPARTAN MONEY MARKET FUND
FIDELITY SELECT PORTFOLIOS	MONEY MARKET PORTFOLIO
FIDELITY UNION STREET TRUST II	FIDELITY DAILY INCOME TRUST
SPARTAN WORLD MONEY MARKET FUND
FIDELITY PHILLIPS STREET TRUST	FIDELITY CASH RESERVES

** Citibank, N.A. will act as Special Subcustodian with respect to Global Bond Certificates for
Fidelity Advisor Series VIII: Fidelity Advisor Strategic Income Fund only.

C.	FOREIGN SUBCUSTODIANS:
COUNTRY	FOREIGN SUBCUSTODIAN	ELIGIBLE SECURITIES DEPOSITORIES
Argentina	Citibank, N.A.	Caja de Valores, S.A.
Central de Registracion y
Liquidacion de Instrumentos de Endeudamiento Publico (CRYL)

Australia	National Australia Bank, Melbourne	Austraclear Ltd.
The Clearing House Electronic Subregister System

Austria	Bank Austria Creditanstalt	Osterreichische Kontrollbank (OeKB)
Vienna

Bahrain	HSBC Bank Middle East	The Clearing, Settlement and Central Depository, a department of Bahrain Stock Exchange

Bangladesh	Hongkong & Shangai Banking Corp.	Central Depository of Banladesh Limited

Belgium	ING Belgium SA/NV,	Euroclear Belgium
Brussels
Banque Nationale de Belgique

Benin	Societe Generale de Banques Cote d'Ivoire	Depositaire Central/Banque de Reglement (DCBR)´

Bermuda	Butterfield Trust of Bermuda Limited	Bermuda Securities Depository
Hamilton

Botswana	Barclays Bank of Botswana Ltd.	None

Brazil	Citibank, N.A., Sao Paulo	Companhia Brasileira de Liquidaco e Custodia (CBLC)
Center for the Custody and Financial Settlement of Securities (CETIP)
Special Settlement and Custody System (SELIC)

Bulgaria	ING Bank Sofia Branch	The Central Depository
Bulgarian National Bank

Burkina Faso	Societe Generle de Banques Cote d'Ivoire, Abidjan	Depositaire Central/Banque de Reglement (DCBR)

Canada	Royal Bank of Canada, Toronto	Canadian Depository for Securities,
Ltd. (CDS)

Chile	Citibank, N.A., Santiago	Deposito Central de Valores, S.A. (DCV)

China- Shanghai	Hongkong & Shangai Banking Corp., Shanghai,	The China Securities Depository and Clearing Corp. (CSDCC), Shanghai Branch

China- Shenzhen	Hongkong & Shangai Banking Corp., Shanghai, Branch	The China Securities Depository and Clearing Corp. (CSDCC), Shenzhen Branch

Colombia	Cititrust Colombia S.A., Sociedad Fiduciaria, Bogota	Deposito Central de Valores (DCV);
Deposito Centralizado de Valores
(DECEVAL)

Costa Rica	Banco BCT S.A., San Jose	Central de Valores S.A. (CEVAL)

Croatia	Privredna Banka Zagreb d.d., Zagreb	Sredisnja Dejpozitama Agencija (SDA)
Zavod Za Platni Promet (payment agency)

Cyprus	BNP Parivas Securities Services Athens	The Central Depository and Central Registry (CDCR)

Czech Republic	ING Bank N.V., Prague	Czech National Bank (CNB)
Central Securities Depository

Denmark	Danske Bank, Copenhagen	Vaerdipapircentralen-VP

Ecuador	Banco de la Produccion	Deposito Centalizado de Compensacion y Liquidacion de Valores (DECEVALE) S.A.

Egypt	Citibank, N.A., Cairo	Misr for Clearing, Settlement &
Depository (MCSD)

Estonia	Hansabank, Tallinn	AS Eesti Vaartpaberikeskus

Euro Markets	Clearstream Banking, Luxembourg	Clearstream Banking, Luxembourg
	Euroclear Bank	Euroclear Bank

Finland	Nordea Bank Finland plc	Suomen Arvopaperikeskus (APK)

France	CACEIS Bank, Paris	Euroclear France
BNP Paribas Securities

Germany	BHF-BANK, Frankfurt	Clearstream Banking AG, Frankfurt (CBF)

Ghana	Barclays Bank of Ghana Limited, Accra	Centralized Securities Depository System

Greece	BNP Paribas Securities Services, Athens	Kentriko Apothetirio Axion A.E.
Trapeza tis Hellanthos (Bank of Greece)

Guinea Bissau	Societe Generale de Banques en Cote d'Ivoire, Abidjan	Depositaire Central/Banque de Reglement (DCBR)

Hong Kong	The Hongkong & Shanghai Banking Corporation, Hong Kong	Hong Kong Securities Clearing Company Limited (Hong Kong Clearing)
The Central Money Markets Unit
(CMU)

Hungary	ING Bank Hungary Rt., Budapest	Kozponti Elszamolohaz ed Ertektar Rt. (Keler)

Iceland	Landsbanki Islands, Reykjavik	Verdbrefaskraning Islands hf.

India	Deutsche Bank AG, Mambai	National Securities Depository Ltd. (NSDL)
Central Depository Services Ltd. (CDSL)
Reserve Bank of India

Indonesia	Hongkong & Shanghai Banking Corp. Ltd.,	PT Kustodian Sentral Efek Indonesia
	Jakarta	Bank Indonesia

Ireland	The Bank of New York, London	CREST
Euroclear Bank

Israel	Bank Hapoalim B.M.	Stock Exchange Clearing House (SECH)

Italy	Banca Intesa, Milan	Monte Titoli

Ivory Coast	Societe Generale de Banques en Cote d'Ivoire, Abidjan	Depositaire Central/Banque de Reglement (DCBR)

Jamaica	FirstCarribean International Securities Limited, Kingston	Jamaica Central Securities Depository Ltd. (JSCD)

Japan	Mizuho Corporate Bank Ltd., Tokyo	Japan Securities Depository Center
	Bank of Tokyo, Mitsubishi	(JASDEC);
	Mitsubishi UFJ Ltd. Tokyo	Bank of Japan

Jordan	HSBC Bank Middle East, Amman	Securities Depository Center (SDC)

Kazakhstan	HSBC Bank Kazakhstan, Almaty	Central Securities Depository

Kenya	Barclays Bank of Kenya Ltd., Nairobi	The Central Bank of Kenya

Kuwait	HSBC Bank Middle East	Kuwait Clearing Company (KCC)
Central Bank of Kuwait

Latvia	Hansabanka Limited, Riga	Latvian Central Depository (LCD)

Lebanon	HSBC Bank Middle East Limited, Beirut	Midclear
Bank of Lebanon

Lithuania	SEB Vilniaus Bankas, Vilnius	Lietuvos Centrinis Vertybiniu Popieriu Depozitoriumas

Luxembourg	Banque et Caisse d'Epargne de l'Etat Luxembourg,	Clearstream Banking, Luxembourg

Malaysia	HSBC Bank Malaysia Berhad,	Bursa Malaysian Central Depository Sdn.
	Kuala Lumpur	Bank Negara Malaysia (BNM)

Mali	SocieteGenerale de Banques en Cote	Depositaire Central/Banque de Reglement
	d'Ivoire, Abidjan	(DCBR)

Malta	HSBC Bank Malta plc, Valletta	The Central Securities Depository
Central Bank of Malta

Mauritius	HongKong & Shanghai Banking Corp., Ltd.	The Central Depository & Settlement Co. Ltd. (CDS)
	Port Louis	Bank of Mauritius

Mexico	Banco Nacional de Mexico (Banamex), Mexico City	Institutional Deposito de Valores, S. A. Ltd. (Indeval)

Morocco	Attijariwafa Bank	MAROCLEAR

Namibia	Standard Bank Namibia Ltd., Windhoek	None

Netherlands	Fortis Bank (Nederland) N.V. Amsterdam	Euroclear Netherlands
ING Bank, Amsterdam

New Zealand	National Australia Bank New Zealand National Nominees Ltd.	New Zealand Securities Depository

Niger	SocieteGenerale de Banques en Cote d'Ivoire, Abidjan	Depositaire Central/Banque de Reglement (DCBR)

Nigeria	Stanbic Bank Nigeria Ltd, Lagos	Central Securities. Clearing System Ltd.

Norway	Den Norske Bank, Oslo	Verdipapirsentralen (VPS)

Oman	HSBC Bank Middle East Limited, Ruwi	Muscat Depository and Securities Registration Company

Pakistan	Standard Chartered Bank, Karachi	Central Depository Company of Pakistan Ltd
The State Bank of Pakistan

Palestinian Autonomous Area	HSBC Bank Middle East Limited, Ramallah	Clearing, Depository and Settlement department - Palestine Securities Exchange

Peru	Citibank, N.A., Sucursal de Lima	Caja de Valores y Liquidaciones ICLVS.A. (CAVALI) Banco Central de Reserva del Peru (BCRP)

Philippines	Hongkong & Shanghai Banking Corp. Ltd., Manila	The Philippines Central Depository Inc. Bureau of Treasury

Poland	ING Bank Slaski S.A., Katowice	National Bank of Poland
National Depository of Securities (NDS)

Portugal	Banco Comercial Portugues, S.A.,	Interbolsa
Lisbon

Qatar	HSBC Bank Middle East Limited, Doha	Central Registry, Doha Securities Market

Romania	ING Bank N.V., Bucharest Branch	The Central Depository (SNCDD)
Bucharest Stock Exchange (BSE)
National Bank of Romania

Russia	Vneshtorgbank Bank for	Depository Clearing Corporation (DCC)
	Foriegn Trade of Russia, Moscow	National Depository Center (NDC)
ING Bank (Eurasia) ZAO

Saudi Arabia	Saudi British Bank	The Tadawul Securities Depository Centre

The Saudi Arabian Monetary Authority (SAMA)

Senegal	SocieteGenerale de Banques en Cote d'Ivoire, Abidjan	Depositaire Central/Banque de Reglement (DCBR)

Serbia	Bank Austria Creditanstalt AG, Vienna	The Central Securities Depository and Clearing House (CRHoV)

Singapore	United Overseas Bank, Singapore	Central Depository Pte Ltd. (CDP)
Monetary Authority of Singapore (MAS)
The Development Bank of Singapore Ltd., Singapore

Slovak Republic	ING Bank N.V., Bratislava	Stredisko cennych papierov (SCP)
National Bank of Slovakia (NBS)

Slovenia	Bank Austra Creditanstalt d.d. Ljubljana	Central Securities Clearing Corporation of Slovenia (KDD)

South Africa	Standard Bank of South Africa, Johannesburg	Central Depository Ltd. (CD)
STRATE Ltd.

South Korea	Hongkong & Shangai Banking Corp., Seoul	Korea Securities Depository (KSD)

Spain	Banco Bilbao Vizcaya, Madrid	IBERCLEAR

Santander Investment S.A.

Sri Lanka	Hongkong & Shangai Banking Corp. Colombo	Central Depository System, (Pvt) Ltd.

Swaziland	Standard Bank, Swaziland	None

Sweden	Skandinaviska Enskilda Banken, Stockholm	Vardepappercentralen VPC AB

Switzerland	Credit Suisse, Zurich	SegaIntersettle (SIS)

Taiwan	Hongkong & Shangai Banking Corp., Ltd.,	Taiwan Depository Clearing Corporation (TDCC)
Central Bank of China (CBC)

Thailand	Hongkong & Shangai Banking Corp., Bangkok	Thailand Securities Depository Company Limited (TSDC)
	Bangkok Bank Ltd., Bangkok	The Bank of Thailand

Togo	Societe Generale de Banques Cote d'Ivoire, Abidjan	Depositaire Central/Banque de Reglement (DCBR)

Trinidad & Tobago	Republic Bank Limited	Trinidad & Tobago Central Securities Depository

Tunisia	Banque Internationale Arabe de Tunisie	Societe Tunisienne Interprofessionelle pour la Compensation et les Depots des Valeurs Mobilieres (STICODEVAM)

Turkey	Garanti Bank Instanbul	Takasbank
Central Bank of Turkey (CBT)

U.A.E.	HSBC Bank Middle East Limited, Dubai	The Clearing, Depository and Settlement (CDS)
The Central Depository and Settlement (CDS)

Ukraine	ING Bank Ukraine, Kiev	National Bank of Ukraine (NBU) Interregional Securities Union (MFS) National Depository of Ukraine

United Kingdom	Deutsche Bank/The Depository & Clearing Centre	CREST
The Bank of New York, London

United States	The Bank of New York, NY	Depository Trust Company
Federal Reserve Bank of N.Y.

Uruguay	Banco Itau Uruguay S.A.	Banco Central de Uruguay (BCU)

Venezuela	Citibank, N.A. Sucursal, Venezuela	The Caja Venezolana de Valores
(CVV)
Banco Central de Venezuela

Vietnam	Hongkong & Shangai Banking, Corp., Vietnam	Vietnam Securities Depository (VSD)

Zambia	Barclays Bank of Zambia Ltd.	Lusaka Stock Exchange Central Shares Depository
Bank of Zambia

Zimbabwe	Barclays Bank of Zimbabwe Ltd.	None

Each of the Investmtnet Companies Listed on Appendix "A"

Attached Hereto, on Behalf of Each of Their Respective

Portfolios

By: /s/Peter L. Lydecker

Name: Peter L. Lydecker

Title: Assistant Treasurer

The Bank of New York

By: /s/Bruce L. Baumann

Name: Bruce L. Baumann

Title: Vice President